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Exhibit 23.3

Consent of Independent Registered Certified Public Accounting Firm

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 12, 2004 relating to the financial statements and financial statement schedules of CNL Hospitality Properties, Inc, Desert Ridge Resort Partners, LLC and WB Resort Partners, LP and Subsidiaries which appear in CNL Hospitality Properties, Inc.'s Annual Report of Form 10K/A for the year ended December 31, 2003. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Orlando, FL
June 18, 2004

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  Exhibit 23.3
Consent of Independent Registered Certified Public Accounting Firm